Exhibit 24

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D, dated the date hereof, with respect to the shares of common stock of Diamond Resorts International, Inc., is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to, and in accordance with, the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: July 19, 2016

BEST AMIGOS PARTNERS, LLC

/s/ Lowell D. Kraff
Lowell D. Kraff

DIAMOND OURSURANCE, LLC

/s/ Lowell D. Kraff
Lowell D. Kraff

LDK HOLDCO, LLC

/s/ Lowell D. Kraff
Lowell D. Kraff

PRAESUMO PARTNERS, LLC

/s/ Lowell D. Kraff
Lowell D. Kraff

/s/ Lowell D. Kraff
Lowell D. Kraff